================================================================================

Dujour Products, Inc.
---------------------
FORM 8-K
--------
Exhibit 99.1
------------

                                 PRESS RELEASE
                                 -------------

                 DUJOUR PRODUCTS, INC. ANNOUNCES THE ADDITION OF
                   J. DOUGLAS BROWN TO ITS BOARD OF DIRECTORS

Spokane, WA - March 21, 2007 - Dujour Products, Inc., of Spokane, Washington (OTCBB: DJRP) (the "Company") is pleased to announce the addition of, Mr. J. Douglas Brown, to the Board of Directors.

On March 19, 2007, Mr. Brown accepted the directorship and will provide independent foresight to the ongoing development of the Company.

Mr. Brown holds a law degree from Edinburgh University and possesses over 35 years investment banking experience. Mr. Brown began his banking career as a financial analyst with J P Morgan in London and New York. During the period from 1982 to 1997, Mr. Brown served with Citigroup and Banque Indosuez focusing on transactions related to the Middle East. Since 1997, he has actively participated in the creation and management of hedge fund opportunities.

Mr. Brown currently sits on the boards of directors of: Inyx, Inc. (IYXI: OTCBB) a medium size specialty pharmaceutical company; LIM Asia Arbitrage Fund, one of the oldest and largest hedge funds in Asia; Eastern Capital Fund, a Russian equity fund; and the Advisory Board of Pacific Asia China Energy Inc (PCE:TSX-V). Mr. Brown is a principal of Grasmere Limited, a privately held advisory company, which specializes in distribution of hedge funds and corporate finance.

The Company believes that Mr. Brown's strong financial and investment expertise will be a significant asset in its future development and ongoing operations.

Forward-Looking Statements:
This press release includes forward-looking statements as determined by the U.S. Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which the Company has little or no control. The Company does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this press release should be considered in conjunction with the warnings and cautionary statements contained in the Company's recent filings with the SEC.

ON BEHALF OF THE BOARD OF DIRECTORS
Dujour Products, Inc.
------------------------------------
Adrian Crimeni, President





--------------------------------------------------------------------------------